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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-226403

        PROSPECTUS

$100,000,000

Common Stock

        We have entered into a sales agreement with Stifel, Nicolaus & Company, Incorporated, or Stifel, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100.0 million from time to time through Stifel acting as our agent.

        Our common stock is listed on the Nasdaq Global Market under the symbol "DOVA." On July 26, 2018, the last reported sale price of our common stock was $23.63 per share.

        Sales of our common stock, if any, under this prospectus will be made in sales deemed to be "at the market offerings" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. Stifel is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Stifel and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

        The compensation to Stifel for sales of common stock sold pursuant to the sales agreement will be an amount equal to up to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. See "Plan of Distribution" beginning on page 18 for additional information regarding the compensation to be paid to Stifel. In connection with the sale of the common stock on our behalf, Stifel will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of Stifel will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Stifel with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended.

        Investing in our securities involves a high degree of risk. You should read this prospectus and the documents incorporated by reference herein before you make your investment decision. See "Risk Factors" beginning on page 6 of this prospectus and in the documents incorporated by reference herein, including our annual report on Form 10-K and our quarterly report on Form 10-Q, to read about risks that you should consider before purchasing shares of our common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

August 8, 2018

Prospectus

ABOUT THIS PROSPECTUS

        This prospectus relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus. These documents contain important information that you should consider when making your investment decision.

        This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

        You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

        Unless the context indicates otherwise, as used in this prospectus, unless the context otherwise requires, references to "we," "us," "our," "the company" and "Dova Pharmaceuticals" refer to Dova Pharmaceuticals, Inc. and our wholly-owned subsidiary, AkaRx, Inc.

PROSPECTUS SUMMARY

        This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading "Risk Factors" in this prospectus on page 6 and in the documents incorporated by reference into this prospectus.

 Company Overview

        We are a pharmaceutical company focused on acquiring, developing and commercializing drug candidates for diseases that are treated by specialist physicians, with an initial focus on addressing thrombocytopenia, a disorder characterized by a low blood platelet count. On May 21, 2018, the U.S. Food and Drug Administration, or the FDA, approved DOPTELET (avatrombopag), which is an orally administered thrombopoietin receptor agonist, for the treatment of thrombocytopenia in adult patients with chronic liver disease, or CLD, who are scheduled to undergo a procedure. On April 27, 2018, we also submitted a marketing authorization application with the European Medicines Agency for this same indication.

        We are also evaluating the use of DOPTELET in patients with thrombocytopenia regardless of disease etiology undergoing surgery, or pre-surgery trial, or PST, and initiated an open-label Phase 3 clinical trial during the first quarter of 2018. In addition, we also initiated a Phase 3 clinical trial in the second quarter of 2018 to evaluate DOPTELET for the treatment of patients who have developed chemotherapy-induced thrombocytopenia, or CIT.

        We have global intellectual property rights to DOPTELET. Our intent is to initially build a hepatology-focused sales organization in the United States. We intend to primarily target hepatologists, most of whom are working at one of the approximately 150 liver transplant centers in the United States.

Risks Associated with our Business

        Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled "Risk Factors" immediately following this prospectus summary and those described under similar headings in the documents incorporated by reference into this prospectus. These risks include:

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  We have a limited operating history. We expect to incur losses over the next several years and may never achieve or maintain profitability.

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  We may require additional capital to fund our operations, and if we fail to obtain necessary financing, we may not be able to successfully commercialize our only current drug, DOPTELET, or develop or commercialize any other potential drug candidates in the future.

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  We may be required to make significant payments in connection with our acquisition of DOPTELET from Eisai and our failure to make these payments may adversely affect our ability to progress our development programs.

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  We are heavily dependent on the success of DOPTELET and if DOPTELET is not successfully commercialized, our business will be harmed.

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  We may never obtain approval for or commercialize DOPTELET outside of the United States in any other jurisdiction, which would limit our ability to realize its full market potential.

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  DOPTELET may fail to achieve market acceptance by physicians, patients, third-party payors or others in the medical community necessary for commercial success.

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  We do not have our own manufacturing capabilities and will rely on third parties to produce clinical and commercial supplies of DOPTELET and any future drug candidate.

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  We rely on our license agreement with Astellas to provide rights to the core intellectual property relating to DOPTELET. Any termination or loss of rights under that license agreement would have a material adverse effect on our development and commercialization of DOPTELET.

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  If we are unable to obtain and maintain patent protection for DOPTELET or any future drug candidate, or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, which could have a material adverse effect on our ability to successfully commercialize our technology and drug candidates.

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  Concentration of ownership of our common stock among our existing executive officers, directors and principal stockholders may prevent new investors from influencing significant corporate decisions.

Corporate Information

        We were originally formed as a limited liability company under the laws of the state of Delaware in March 2016 under the name PBM AKX Holdings, LLC. In June 2016, we amended our certificate of formation to change our name to Dova Pharmaceuticals, LLC. In September 2016, we converted from a limited liability company to a corporation, Dova Pharmaceuticals, Inc. Our principal executive offices are located at 240 Leigh Farm Road, Suite 245, Durham, NC 27707, and our telephone number is (919) 748-5975. Our website is located at http://www.dova.com. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus.

Implications of Being an Emerging Growth Company

        We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

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  an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

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  reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

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  exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

        We may take advantage of these provisions until the earlier of December 31, 2022 or such time that we no longer qualify as an emerging growth company. We would cease to qualify as an emerging growth company if we have more than $1.07 billion in annual revenue, we are deemed to be a "large accelerated filer" under the rules of the U.S. Securities and Exchange Commission, or SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, or we issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens. For example, we may take advantage of the exemption from auditor attestation on the effectiveness of our internal control over financial reporting. To the extent that we take advantage of these reduced reporting burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

        In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

 THE OFFERING

Common Stock Offered By Us	Shares of our common stock having an aggregate offering price of up to $100.0 million.
Manner of Offering	"At the market" offering that may be made from time to time through our sales agent, Stifel. See "Plan of Distribution" on page 18.
Use of Proceeds
We currently intend to use the net proceeds from this offering to continue funding the commercialization of DOPTELET in the United States, to fund continued research and development of DOPTELET for additional indications, and for working capital and general corporate purposes. See "Use of Proceeds" on page 10 of this prospectus.
Risk Factors	Investing in our common stock involves significant risks. See "Risk Factors" on page 6 of this prospectus, and under similar headings in other documents incorporated by reference into this prospectus.
Nasdaq Global Market Symbol	"DOVA"

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled "Special Note Regarding Forward-Looking Statements."

ADDITIONAL RISKS RELATED TO THIS OFFERING

You may experience dilution.

        The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 4,231,908 shares of our common stock are sold at a price of $23.63 per share, the last reported sale price of our common stock on the Nasdaq Global Market on July 26, 2018, for aggregate gross proceeds of $100.0 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $16.54 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2018 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options would result in further dilution of your investment. See the section entitled "Dilution" below for a more detailed illustration of the dilution you would incur if you participate in this offering. Because the sales of the shares offered hereby will be made directly into the market or in negotiated transactions, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.

Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.

        We currently intend to use the net proceeds from this offering to continue funding the commercialization of DOPTELET in the United States, to fund continued research and development of DOPTELET for additional indications, and for working capital and general corporate purposes. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing securities. Our management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common stock.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.

        Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver instruction to Stifel to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through Stifel after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Stifel in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in "at the market offerings", and investors who buy shares at different times will likely pay different prices.

        Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

        We may issue up to $100.0 million of shares of our common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as the fact that we have the ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements. These are based on our management's current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents incorporated by reference herein.

        Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements include statements regarding:

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  the timing, progress and results of clinical trials of DOPTELET and any other drug candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

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  the timing of any submission or filings (initial or supplemental applications) for regulatory approval of DOPTELET, and the timing of and our ability to obtain and maintain regulatory approval of DOPTELET for any indication;

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  our expectations regarding the scope of any approved indication for DOPTELET;

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  our ability to expand the indications for which DOPTELET may be approved;

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  our expectations regarding the size of the patient populations for, market acceptance and opportunity for and clinical utility of DOPTELET or any other drug candidates, if approved for commercial use;

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  our manufacturing capabilities and strategy, including the scalability and commercial viability of our manufacturing methods and processes, including our ability to maintain our supply agreement with Eisai;

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  our ability to successfully commercialize DOPTELET;

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  our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;

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  our strategic plans and expectations for, and our ability to identify, develop and obtain regulatory approval for, new drug candidates;

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  the implementation of our strategic plan to identify and develop treatments for diseases treated by specialist physicians;

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  our ability to establish or maintain collaborations or strategic relationships;

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  our ability to identify, recruit and retain key personnel;

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  our ability to protect and enforce our intellectual property protection for DOPTELET, and the scope of such protection;

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  our financial performance and expectation regarding future funding sources;

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  our competitive position and the development of and projections relating to our competitors or our industry;

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  the impact of laws and regulations; and

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  our expectations regarding the time during which we will be an emerging growth company under the JOBS Act.

        In some cases, you can identify forward-looking statements by the words "may," "might," "can," "will," "to be," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "likely," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

        You should refer to the "Risk Factors" section contained in this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

        Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

 USE OF PROCEEDS

        We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100.0 million from time to time. Because there is no minimum offering price for the shares that we may offer from time to time, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Stifel as a source of financing.

        We currently intend to use the net proceeds from this offering to continue funding the commercialization of DOPTELET in the United States, to fund continued research and development of DOPTELET for additional indications, and for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing securities.

 DILUTION

        Our net tangible book value as of March 31, 2018 was approximately $125.1 million, or $4.44 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2018. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

        After giving effect to the sale of 4,231,908 shares of our common stock in this offering at an assumed offering price of $23.63 per share, the last reported sale price of our common stock on the Nasdaq Global Market on July 26, 2018, and after deducting estimated offering commissions and offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2018 would have been approximately $229.9 million, or $7.09 per share. This represents an immediate increase in net tangible book value of $2.65 per share to existing stockholders and immediate dilution of $16.54 per share to investors purchasing our common stock in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$23.63
Net tangible book value per share of as March 31, 2018	4.44
Increase in net tangible book value per share attributable to this offering	2.65

As adjusted net tangible book value per share as of March 31, 2018, after giving effect to this offering		7.09

Dilution per share to investors purchasing our common stock in this offering		$16.54

        The above discussion and table are based on 28,191,266 shares of our common stock outstanding as of March 31, 2018, and exclude:

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  2,414,707 shares of common stock issuable upon exercise of stock options awarded as of March 31, 2018 at a weighted average exercise price of $13.38 per share;

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  2,858,905 shares of our common stock reserved for future issuance under our equity incentive plans as of March 31, 2018.

        The table above assumes for illustrative purposes that an aggregate of 4,231,908 shares of our common stock are offered during the term of the sales agreement with Stifel at a price of $23.63 per share, the last reported sale price of our common stock on the Nasdaq Global Market on July 26, 2018, for aggregate gross proceeds of $100.0 million. The shares subject to the sales agreement with Stifel are being sold from time to time at various prices.

        To the extent that outstanding stock options outstanding as of March 31, 2018 have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

        Our amended and restated certificate of incorporation authorizes us to issue up to 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share, all of which shares of preferred stock will be undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of March 31, 2018, we had outstanding 28,191,266 shares of common stock.

Common Stock

Voting Rights

        Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

        Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

        In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

        Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

        Pursuant to our amended and restated certificate of incorporation, or the Restated Certificate, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

        The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

        Our board of directors will fix the designations, voting powers, preferences and rights of the each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price per share;

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  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  whether interests in the preferred stock will be represented by depositary shares;

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  a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

        The General Corporation Law of the State of Delaware, or DGCL, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Registration Rights

        The registration rights provisions of our investors' rights agreement, or IRA, provide those holders with demand and piggyback registration rights with respect to their shares of our common stock held by them, which we refer to herein as registrable shares. After registration pursuant to these rights, such shares of common stock will become freely tradable without restriction under the Securities Act. Approximately 21 million shares of common stock are entitled to these registration rights. The IRA restricts us from granting additional registration rights to any other party without the consent of a majority of the holders of registrable securities unless such additional registration rights are no more favorable than those in the IRA.

Demand Registration Rights

        The holders of at least a majority of the registrable shares, voting as a single class, who are party to the IRA have the right to demand that we file a Form S-1 registration statement for the registration of their shares of common stock. These registration rights are subject to specified conditions and limitations, including the right of a managing underwriter to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we are required to effect the registration as expeditiously as possible. We are not obligated to file a registration statement pursuant to this provision on more than one occasion (unless such registration statement was not declared effective by the SEC).

Piggyback Registration Rights

        If we propose to register any of our common stock under the Securities Act of 1933, as amended, or the Securities Act, either for our own account or for the account of other stockholders, other than pursuant to certain specified registrations (including relating to company stock option plans), the holders of registrable shares will each be entitled to notice of the registration and will be entitled to include their registrable shares in the related registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of a managing underwriter to limit the number of shares included in any such registration under specified circumstances.

Registration on Form S-3

        The holders of at least a majority of our shares of common stock have the right to demand that we file a registration statement on Form S-3, and holders of such shares are entitled, upon their written request, to have such shares registered by us on a Form S-3 registration statement at our expense, provided that such requested registration has an anticipated aggregate offering size to the public of at least $5.0 million, net of offering expenses, and subject to other specified conditions and limitations. We are not obligated to file a registration statement pursuant to this provision on more than one occasion in any 12-month period (unless such registration statement was not declared effective by the SEC).

        In the event that any registration in which the holders of registrable shares participate pursuant to our IRA is an underwritten public offering, we agree to enter into an underwriting agreement containing customary terms for such offering.

Expenses of Registration

        We are required to pay all expenses, including fees and expenses of one counsel to represent the selling stockholders (up to $75,000 total), relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, stock transfer taxes and any additional fees of counsel for the selling stockholders, subject to specified conditions and limitations. We are not required to pay registration expenses if a demand registration request is withdrawn at the request of a majority of holders of registrable securities to be registered, unless holders of a majority of the registrable securities agree to forfeit their right to one demand registration.

        The IRA contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the applicable registration statement attributable to us, and the selling stockholders are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them, subject to certain limitations.

Termination of Registration Rights

        The registration rights granted under the IRA will terminate upon the earlier of the fifth anniversary of the completion of our initial public offering and a liquidation event.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

        We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

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  before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines a "business combination" to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as an entity or person who, together with the person's affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

        Our amended and restated certificate of incorporation, or our restated certificate, provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding are able to elect all of our directors. Our restated certificate and our amended and restated bylaws, or our restated bylaws, also provide that directors may be removed by the stockholders only for cause upon the vote of 66 2/3% or more of our outstanding common stock. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

        Our restated certificate and restated bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminated the right of stockholders to act by written consent without a meeting. Our restated bylaws also provide that only our chairman of the board, chief executive officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders.

        Our restated bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder's notice.

        Our restated certificate and restated bylaws provide that the stockholders cannot amend many of the provisions described above except by a vote of 66 2/3% or more of our outstanding common stock.

        The combination of these provisions make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

        These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The transfer agent's address is 6201 15th Avenue, Brooklyn, NY 11219.

Listing on Nasdaq

        Our common stock is listed on the Nasdaq Global Market under the symbol "DOVA."

 PLAN OF DISTRIBUTION

        We have entered into an at-the-market equity offering sales agreement with Stifel under which we may issue and sell shares of our common stock, from time to time, having aggregate gross proceeds of up to $100.0 million through Stifel acting as sales agent. Stifel may sell the common stock by any method that is deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act.

        Each time we wish to issue and sell common stock under the sales agreement, we will notify Stifel of the number of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed Stifel, unless Stifel declines to accept the terms of this notice, Stifel has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Stifel under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

        Stifel will provide written confirmation to us following the close of trading on Nasdaq each day in which our shares are sold under the sales agreement. Each such confirmation will include the number of shares of common stock sold on such day, the aggregate gross sales proceeds of the shares, the net proceeds to us and the compensation payable by us to Stifel in connection with the sales of such common stock.

        The settlement between us and Stifel is generally anticipated to occur on the second trading day following the date on which the sale was made, or on such other date as is agreed upon by us and Stifel in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled by book-entry delivery of the shares of our common stock to Stifel's account at The Depository Trust Company against payments by Stifel of the net proceeds from the sale of such shares of our common stock in same day funds delivered to an account designated by us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        We will pay Stifel a commission for its services acting as agent in the sale of our common stock equal to up to 3.0% of the gross proceeds we receive from the sales of our common stock under the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering size, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, Stifel will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of Stifel will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Stifel with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that our total expenses for the offering, excluding compensation payable to Stifel under the terms of the sales agreement, will be approximately $250,000, which includes the reimbursement to Stifel for the reasonable out-of-pocket fees and disbursements of its legal counsel, in an amount not to exceed $50,000.

        We will report at least quarterly the number of shares of common stock sold through Stifel, as sales agent, under the sales agreement, the net proceeds to us and the compensation paid by us to Stifel in connection with the sales of our common stock.

        The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus or (ii) termination of the sales agreement as permitted therein. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You

Can Find More Information" in this prospectus. The Sales Agreement is incorporated by reference in this prospectus.

        Stifel and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. Stifel and its affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business.

        This prospectus in electronic format may be made available on a website maintained by Stifel and Stifel may distribute this prospectus electronically.

        To the extent required by Regulation M, Stifel will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

LEGAL MATTERS

        The validity of the common stock offered by this prospectus will be passed upon by Cooley LLP, Reston, Virginia. As of the date of this prospectus, a partner of Cooley LLP beneficially owns an aggregate of 13,668 shares of our common stock. Goodwin Procter LLP, New York, New York, is counsel for Stifel in connection with this offering.

EXPERTS

        The consolidated financial statements of Dova Pharmaceuticals, Inc. as of December 31, 2017 and 2016 and for the year ended December 31, 2017 and for the period from March 24, 2016 (inception) to December 31, 2016, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report covering the December 31, 2017 consolidated financial statements contains an explanatory paragraph that states we have suffered recurring losses from operations that raises substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

        We maintain a website at www.dova.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-38135. The documents incorporated by reference into this prospectus contain important information that you should read about us.

        The following documents are incorporated by reference into this document:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 16, 2018;

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  the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on April 27, 2018;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 9, 2018;

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  our Current Reports on Form 8-K filed with the SEC on January 31, 2018, March 15, 2018, March 27, 2018, April 3, 2018, April 20, 2018, May 21, 2018, May 24, 2018, June 20, 2018, June 25, 2018 and July 27, 2018, to the extent the information in such reports is filed and not furnished; and

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  the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on June 26, 2017, including any amendments or reports filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Dova Pharmaceuticals, Inc., Attn: Investor Relations, 240 Leigh Farm Road, Suite 245, Durham, NC 27707.

        Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement.

$100,000,000
Common Stock

PROSPECTUS
August 8, 2018